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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CANADIAN IMPERIAL BANK OF COMMERCE
(Exact Name of Registrant as Specified in Its Charter)

Canada (State of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

Commerce Court
Toronto, Ontario, M5L 1A2, Canada
(Address of Principal Executive Offices) (Zip Code)

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.    ☒

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.    ☐

        Securities Act registration statement file number to which this form relates: Not applicable

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of Securities to be so Registered	Name of Each Exchange on Which Securities are to be Registered
Canadian Imperial Bank of Commerce Index-Linked Notes due March 31, 2009 (Linked to the S&P 500® Index)	American Stock Exchange

        Securities to be registered pursuant to Section 12(g) of the Act:

None (Title of Class)

Item 1.    Description of Registrant's Securities to be Registered.

        A complete description of the Canadian Imperial Bank of Commerce Index-Linked Notes due March 31, 2009 (Linked to the S&P 500® Index) of the Registrant is contained under the caption "Specific Terms of the Notes" in the Preliminary Terms Supplement filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b)(5) on September 2, 2004, under the Securities Act of 1933, as amended (the "Securities Act"), under the caption "Description of the Notes" in the accompanying Prospectus Supplement, and under the caption "Description of the Debt Securities" in the accompanying Prospectus. Such descriptions are hereby incorporated by reference.

Item 2.    Exhibits

        A list of exhibits filed herewith or incorporated herein by reference is set forth on the Index to Exhibits which is incorporated herein by reference.

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SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 27, 2004

CANADIAN IMPERIAL BANK OF COMMERCE
By:	/s/ GINA S. GHENT Name: Gina S. Ghent Title: Authorized Signatory
By:	/s/ WILLIAM HANEY Name: William Haney Title: Authorized Signatory

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INDEX TO EXHIBITS

Exhibit Number	Description of Document
2.1
Form of the Indenture in connection with the issuance of the Canadian Imperial Bank of Commerce Index-Linked Notes due March 31, 2009 (Linked to the S&P 500® Index) (incorporated by reference to Exhibit 4.l to Registration Statement No. 333-104577).
2.2	Form of Canadian Imperial Bank of Commerce Index-Linked Notes due March 31, 2009 (Linked to the S&P 500® Index).

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SIGNATURE
INDEX TO EXHIBITS